Exhibit 10(u)

                                                       [CONFORMED COPY]







                  AMENDMENT NO. 1 TO CREDIT AGREEMENT




            AMENDMENT dated as of June 1, 1993 among BLOUNT,
  INC. (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent (the "Agent").


                         W I T N E S S E T H :


            WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of December 23, 1992 (the "Agreement"); and

            WHEREAS, the parties hereto desire to amend the Agreement as set forth below.

            NOW, THEREFORE, the parties hereto agree as follows:

            SECTION 1.  Definitions; References.  Unless
  otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

            SECTION 2.  Amendment of Section 2.07(a) of the
  Agreement. The definition of "Subordinated Debt" is amended to read in its entirety as follows:

            "Subordinated Debt" means (a) the indebtedness at any time outstanding under the Indenture dated as of August 1, 1986 between the Borrower and Continental Bank N.A. (as successor to Continental Illinois National Bank and Trust Company of Chicago), as Trustee, provided that Article Thirteen thereof, as in effect on the date hereof, shall not have been modified or amended in any material respect adverse to the Banks without the written consent of the Required Banks, (b)
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         the Senior Subordinated Notes due 2003 issued by the
         Borrower and sold pursuant to its Registration Statement on Form S-2 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on May 14, 1993, as such Registration Statement may be amended from time to time, provided that the subordination provisions therein described shall not have been modified or amended in any material respect adverse to the Banks without the written consent of the Required Banks, and (c) such other indebtedness of the Borrower for money borrowed to the extent that such indebtedness (i) requires no payment of principal to be made prior to August 1, 1996 and
         (ii) is subordinated in right of payment to the Notes by subordination provisions no less favorable to the Banks than the provisions set forth in Exhibit D hereto.

            SECTION 3.   Amendment of Section 5.07 of the
  Agreement. Section 5.07 of the Agreement is amended by changing the percentage set forth therein from "170%" to "195%."

            SECTION 4.  Amendment of Section 5.08 of the
  Agreement. Section 5.08 of the Agreement is amended by adding the following clause at the end thereof:

         and minus (iv) an amount equal to the lesser of (x) $25,000,000 and (y) the amount deducted in determining Consolidated Tangible Net Worth in respect of goodwill arising from Acquisitions consummated subsequent to June 1, 1993.

            SECTION 5.  Amendment of Section 5.10 of the
  Agreement. Section 5.10 of the Agreement is amended to read in its entirety as follows:

            SECTION 5.10.  Acquisitions.  Neither the Borrower
         nor any Subsidiary will apply proceeds of any Loans under this Agreement to finance an Acquisition.

            SECTION 6.  Amendment of Section 5.13 of the
  Agreement. Section 5.13 of the Agreement is amended by the addition of the following proviso at the end thereof:

       ; provided that prepayments or purchases or repurchases of Subordinated Debt described in clause (i) of the definition of such term shall be excluded from calculations pursuant to clause (z) above to the extent funded with the proceeds of issuance of Subordinated Debt described in clause (ii) of the definition of such term.

            SECTION 7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
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            SECTION 8.  Counterparts; Effectiveness.  This
  Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                BLOUNT, INC.



                                By /s/ Ronald K. Gorland
                                   Title: Treasurer


                                MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK



                                By /s/ Steven Tulip
                                   Title: Vice President


                                CONTINENTAL BANK N.A.



                                By /s/ Timothy J. Pepowski
                                   Title: Vice President


                                NATIONSBANK OF GEORGIA, N.A.


                                By /s/ John Stakel
                                   Title: Vice President


                                SOUTHTRUST BANK OF
                                  ALABAMA, N.A.


                                By /s/ J. Neel Elliott
                                   Title: Vice President

                                MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK, as Agent


                                By /s/ Steven Tulip
                                   Title: Vice President

                                   Page 70
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